NEWS                                  Phillips Petroleum Company
                                      Public Relations
                                      Bartlesville, Oklahoma 74004
                                      http://www.phillips66.com

                                                     [Phillips logo]

CONTACTS:                                      FOR IMMEDIATE RELEASE
Kristi DesJarlais (media) 918/661-6117
Howard Thill (investors)  918/661-4757


              Phillips Completes ARCO Alaska Acquisition

             ARCO Alaska president to head Phillips Alaska

BARTLESVILLE, Okla., April 26, 2000 --- Phillips Petroleum Company [NYSE: P] has completed its acquisition of ARCO's Alaskan businesses. The transaction has received Federal Trade Commission approval and is effective retroactive to January 1.

"We are pleased to complete this landmark acquisition, which represents a significant part of our overall company strategy," said Jim Mulva, chairman and chief executive officer. "Development of Alaska's natural resources provides a platform for the growth of our worldwide exploration and production business."

Kevin Meyers, 46, currently president of ARCO Alaska Inc., will become president and chief executive officer of Phillips Alaska Inc.
Phillips Alaska will include ARCO's Alaskan businesses, plus all of Phillips' current Alaska operations, including the Kenai liquefied natural gas plant.

As a result of the previously announced alignment agreement regarding the Prudhoe Bay Unit, Phillips' earnings and cash flow accretion are projected to exceed original expectations. In addition, net daily production from the assets in 2000 is now expected to be 340,000 barrels of oil equivalent (BOE), and Phillips will now add a total of
2.2 billion BOE to its reserves base.

As previously announced, Phillips will pay BP $6.5 billion in cash and up to an additional $500 million based on a formula tied to the price of crude oil.

Today marked the first of two closings and included all of the producing assets. A second closing on certain pipeline and marine assets is pending regulatory approval and expiration of preferential rights.

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Phillips Completes ARCO Alaska Acquisition
Page 2


Phillips Petroleum is an integrated petroleum company engaged in oil and gas exploration and production worldwide; gas gathering, processing and marketing in the United States; refining, marketing and transportation operations primarily in the United States; chemicals and plastics manufacturing and sales around the globe; and technology development. Founded in Bartlesville, Okla., in 1917, the company had 15,900 employees and $15 billion of assets at the end of 1999, and $14 billion of revenues for the year.

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 CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS
        OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements about Phillips' exploration and production business, and the impact of the acquisition of all of ARCO's Alaska operations on Phillips' reserves, production, earnings and cash flow. Where in any forward-looking statement, Phillips has expressed an estimate, potential expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However there can be no assurance that the statement of expectation or belief will result or be achieved. The actual results may be affected by a variety of risks, which could cause the stated expectation or belief to differ materially. Some of the important risk factors, but not necessarily all such factors that may cause expectations or results to differ, particularly as to reserves, production, earning and cash flow are: the price of oil; interest rates on financing; production results; environmental laws and the cost of compliance with such laws; legislative, tax and regulatory development; and the integration of ARCO personnel, business systems and operations with those of the company. Additional information concerning factors that could cause actual results to differ materially are contained in Phillips' reports with the Securities and Exchange Commission ("SEC"). Copies of the company's SEC filings are available by calling Phillips at 918-661-3700. These reports are also available through Phillips' Web site at http://www.phillips66.com. Phillips undertakes no obligation to update the information in this release.